Exhibit 10.1

Execution Version

NON-COMPETITION AND

NON-SOLICITATION AGREEMENT

This Non-Competition and Non-Solicitation Agreement (this “Agreement”) is being executed and delivered as of May     , 2014, by                      (“Stockholder”) in favor and for the benefit of inContact, Inc., a Delaware corporation (together with any of its affiliates and subsidiaries, the “Purchaser”).

All capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Merger Agreement (as defined below).

RECITALS

A. Purchaser, INCC Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of the Purchaser (the “Survivor”); CallCopy, Inc., a Delaware corporation (the “Company”); all of the stockholders of the Company (the “Stockholders”); and Jeff Canter, as the Stockholders’ Agent are entering into an Agreement and Plan of Merger dated as of the date hereof (the “Merger Agreement”), pursuant to which the Company will merge with and into the Survivor and the Stockholders will exchange their shares of Company Common Stock for cash and Purchaser Common Stock on the terms set forth in the Merger Agreement;

B. As a condition and mutual inducement to close the Merger, the Merger Agreement contemplates, among other things, that Stockholder shall enter into this Agreement and that this Agreement shall become effective at the Effective Time;

C. Stockholder is a Stockholder of [and a key employee of the Company] and has detailed knowledge of the Business (as defined below), including confidential and proprietary information of the Company;

D. Stockholder has a material economic interest in the consummation of the Merger, and the consideration received as a result of the Merger is paid in consideration, in part, for the Stockholder’s covenant not to compete (as set forth herein);

E. Stockholder understands and agrees that this Agreement is offered and accepted as partial consideration of the Merger; and

[G. Stockholder understands and agrees that this Agreement is also offered and accepted as partial consideration for Stockholder’s new employment with Purchaser, to commence following the Closing Date, and shall be construed as such and not as an employment contract.]

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises made herein, Purchaser and Stockholder hereby agree as follows:

1. Definitions. For purposes of this Agreement, the parties agree to the following definitions of the following terms used in this Agreement:

“Business” shall mean the business of the Company as currently conducted, including the development and distribution of workforce optimization products and services that enable call centers and other organizations to improve operational efficiencies with call recording, quality management, desktop recording, speech analytics, and performance management functions delivered through premise based software or cloud based software delivered as a service. The business of the Company also includes the development, maintenance, and distribution of the Company’s “Uptivity Discover Suite.”.

“Customer” shall mean any customer of the Company who is a customer of the Company at the Closing Date or within the one (1) year period immediately preceding such date. “Customer” shall also include any prospective customer to whom the Company had made a formal quote at any time during the one (1) year period immediately preceding the Closing Date.

“Restricted Territory” shall mean each of the following areas in which the Purchaser maintains, with respect to the Business, operations, facilities or Customers:

(a)	the United States of America; and

(b)	all other countries of the world; provided that the Company maintains non-trivial operations, facilities, or customers in such geographic area as of the Closing Date.

“Restricted Period” shall mean the period of time beginning on the Closing Date and ending on the two (2) year anniversary of the Closing Date.

2. Non-Competition. In order that the Purchaser may have and enjoy the full benefit of the Company, during the Restricted Period and anywhere in the Restricted Territory, Stockholder agrees that, without the prior written consent of Purchaser, the Stockholder will not:

(a) except in connection with the performance of his duties as a service provider or employee to the Survivor, the Purchaser or their respective Affiliates, directly or through any agent, acquire or hold any interest in, or participate in or facilitate the financing, operation, management or control of any firm, partnership, corporation, person, entity or business that offers to its customers any product, technology or service which competes with the Business;

(b) except in connection with the performance of his duties as a service provider or employee to the Survivor, the Purchaser or their respective Affiliates, directly or through any agent, be or become an officer, director, stockholder, owner, co-owner, partner, trustee, consultant or advisor to any firm, partnership, corporation, person, entity or business that offers to its customers any product, technology or service which competes with the Business;

(c) except in connection with the performance of his duties as a service provider or employee to the Survivor, the Purchaser or their respective Affiliates, become employed by, or contract to provide services to, any firm, partnership, corporation, person, entity or business, where the Stockholder’s responsibilities involve or in any way relate to the sales or support of any service, product or technology that competes with the Business;

(d) except in connection with the performance of his duties as a service provider or employee to the Survivor, the Purchaser or their respective Affiliates, approach, contact or solicit any Customer on behalf of any firm, partnership, corporation, entity or business with respect to any product, technology or service that competes with the Business; or

(e) permit Stockholder’s name or likeness to be used by any firm, partnership, corporation, person, entity or business that offers to its customers any product, technology or service that competes with the Business.

Provided, however, that nothing in Section 2 of this Agreement shall prevent Stockholder from (i) owning, directly or indirectly, as a passive investment less than five percent (5%) of the outstanding shares of the capital stock of a publicly-held corporation if (A) such shares are listed on the New York Stock Exchange or the NASDAQ Stock Market or any other similar market or stock exchange, and (B) Stockholder is not otherwise associated directly or indirectly with such corporation or any affiliate of such corporation; or (ii) directly or indirectly, acquiring or holding any interest in, participating in or facilitating the financing, operation, management or control of, being or becoming an officer, director, stockholder, owner, co-owner, partner, trustee, consultant or advisor to, being or becoming employed by, contracting to provide services to, or using or permitting the use of Stockholder’s name or likeness by, in each case, the business(es) set forth on Schedule A attached hereto. Stockholder may become employed by, or otherwise render services to, or own an interest in a business other than the Company that is not addressed by the exceptions set forth above, provided that Stockholder obtains written consent to such activity in advance from Purchaser, that all agreements, policies and procedures of Purchaser with regard to such activity are adhered to in full, and that Stockholder’s participation in such activity does not interfere with Stockholder’s performance of services for the Survivor or the Purchaser.

3. Non-Solicitation. Except in connection with the performance of his duties as a service provider or employee to the Survivor, the Purchaser or their respective Affiliates, Stockholder further agrees that during the Restricted Period and anywhere in the Restricted Territory, without the prior written consent of Purchaser, the Stockholder shall not knowingly:

(a) personally or through others, directly or indirectly, encourage, induce, attempt to induce, solicit or attempt to solicit (on Stockholder’s own behalf or on behalf of any other person or entity), or take any other action that is intended to induce or encourage, or has the effect of inducing or encouraging, any employee, consultant or independent contractor of the Company as of the Closing Date to discontinue its, his or her employment or consulting arrangement with the Survivor or the Purchaser, whether such person is a full-time, part-time or temporary employee or contractor and whether or not such employment or consulting arrangement is pursuant to a written agreement, for an indeterminate period, or for a predetermined period; or

(b) personally or through others, directly or indirectly, contact, approach, solicit or attempt to take away any Customers, or request or advise any Customers to discontinue, withdraw or cancel any of their business with the Purchaser.

Provided, however, that notwithstanding the foregoing, for purposes of this Agreement, the following shall not be deemed to be violations of this Agreement: (i) the placement of general advertisements that may be targeted to a particular geographic or technical area, but which are not targeted directly or indirectly towards the Company’s employees or Customers, (ii) the solicitation or hiring of any employee of the Survivor or the Purchaser whose employment or other arrangement with the Survivor or the Purchaser has been terminated for at least 180 days prior to any such solicitation or hiring, or (iii) the solicitation or hiring of Ryan Prestel and Daniel Garro by Jade Track.

4. Severability of Covenants. The covenants contained in Sections 2 and 3 herein shall be construed as a series of separate covenants, one for each country, province and state in the Restricted Territory. If, in any judicial proceeding, a court determines that any of such separate covenants (or any part thereof) is unenforceable because it is deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such unenforceable covenant (or such part) shall be eliminated from this Agreement and the remaining separate covenants (or portions thereof) shall remain in full force and effect.

5. Independence of Obligations. The covenants and obligations of Stockholder set forth in this Agreement shall be construed as independent of any other agreement or arrangement between Stockholder, on the one hand, and Purchaser on the other. Stockholder nevertheless understands and agrees to the Stockholder’s obligations and the restraints they may impose and in particular:

(a) Stockholder Acknowledgement of Receipt of Value. Stockholder acknowledges that (i) the Stockholder is an officer, director, stockholder, or a key member of the management of the Company or one of its affiliates, and a significant holder of the Company Common Stock, (ii) Stockholder’s agreement as set forth herein is necessary to preserve the value of the Company for Purchaser following the Merger, (iii) as consideration for the Stockholder’s covenants set forth herein, Purchaser has entered into the Merger Agreement and would not have done so but for the agreement of Stockholder to enter into this Agreement, and (iv) the consideration provided for in the Merger Agreement is sufficient and adequate to compensate Stockholder for agreeing to the restrictions contained in this Agreement and that such restrictions will not cause Stockholder undue hardship.

(b) Stockholder Acknowledgement of Restraints. Stockholder also acknowledges that the limitations of time, geography and scope of activity agreed to in this Agreement are reasonable because, among other things: (i) the Purchaser is engaged in a highly competitive industry, (ii) Stockholder has unique access to the trade secrets and know-how of the Company, including without limitation the plans and strategy (and, in particular, the competitive strategy) of the Company, and (iii) this Agreement provides no more protection than is necessary to protect Purchaser’s interests in its trade secrets and confidential information.

(c) Stockholder Acknowledgement of Duration. Stockholder acknowledges, understands and agrees that the consideration received as a result of the Merger is paid in consideration, in part, for the non-compete obligations hereunder and that in light of the nature of this transaction, the interest that such Stockholder has in the success of Purchaser and the critical significance of the non-compete covenant to the Business and to Purchaser’s willingness to enter into the Merger Agreement and pay the aggregate consideration thereunder, the non-compete covenant is reasonable and fair in the circumstances, and the Stockholder is voluntarily accepting restrictions that may extend beyond the period of the Stockholder’s providing services to the Company or Purchaser. Stockholder’s obligations under Section 2 and Section 3 of this Agreement shall remain in effect for the Restricted Period regardless of whether Stockholder’s service provider or employee-employer relationship with the Company or Purchaser is terminated voluntarily, involuntarily or for any or no reason.

6. Enforcement. Stockholder understands, acknowledges and agrees that:

(a) Stockholder has gained a special and unique expertise in the Business that is of unique and peculiar value and that the provisions of this Agreement are required for the fair and reasonable protection of Purchaser’s proprietary interest in the Company, and are intended to prohibit Stockholder and any third parties from benefiting from Stockholder’s historical relationship with the Company and with the Business at the expense and economic detriment of Purchaser or its successors or assigns.

(b) Purchaser and its successors or assigns will suffer irreparable injury that cannot adequately be compensated for by monetary damages alone in the event of Stockholder’s breach or violation of any covenant or undertaking contained in this Agreement. Stockholder, therefore, agrees that Purchaser or its successors or assigns (as applicable) in addition to such damages and other remedies and without limiting any other remedy or right that they may have, shall have the immediate right to seek an interim, interlocutory and final or permanent injunction against Stockholder issued by a court of competent jurisdiction enjoining any such alleged breach or violation without posting any bond or other security that might otherwise be required, and Stockholder agrees that he or she shall not plead adequacy of any relief at law available to Purchaser or its successors or assigns (as applicable) (including monetary damages) as a defense to any petition, originating process claim or motion for preliminary, interim, interlocutory and final or permanent injunctive relief to enforce any provision of this Agreement.

(c) In the event that Stockholder should contest the enforceability of any provision of this Agreement in any court of competent jurisdiction, then, if Stockholder is found not to be in compliance with such provision, whether as set forth in this Agreement or as reformed by said court, any time period associated with any such challenged provision shall be deemed suspended at the time of filing the action in which such enforceability is contested during the period of non-compliance with such provision (whether as set forth in this Agreement or as reformed by said court). In the event that such court of competent jurisdiction upholds the enforceability of any such provision, all periods of appeal having expired thereon, then the suspended portion of any such time period shall automatically thereafter once again become effective. For purposes of this Agreement, the suspended portion of any such time period shall be the difference between the full stated time period in this Agreement relating to any such provision, less any time that Stockholder complied with such provision.

(d) The rights and remedies of Purchaser hereunder are not exclusive of or limited by any other rights or remedies that Purchaser may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Purchaser hereunder, and the obligations and liabilities of Stockholder hereunder, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition, misappropriation of trade secrets and the like. This Agreement does not limit Stockholder’s obligations or the rights of the Company under the terms of any other agreement between Stockholder and the Company.

(e) If Purchaser or its successors or assigns successfully, in whole or part, asserts an action at law or in equity to enforce any of the terms of this Agreement, then the prevailing party to such action, shall be entitled to recover from the non-prevailing party all reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which it may be entitled.

7. General Provisions.

(a) Service Provider Status. Stockholder acknowledges and agrees that this Agreement does not address and does not alter Stockholder’s status as a service provider or employee with the Survivor or Purchaser as it may be set forth in other agreements or arrangements.

(b) Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received: (i) if delivered by hand, when delivered; (ii) if sent via facsimile with confirmation of receipt, when transmitted and receipt is confirmed; (iii) if sent by electronic mail or other electronic transmission, upon delivery; (iv) if sent by registered, certified or first class mail, the third business day after being sent; and (v) if sent by overnight delivery via a national courier service, one business day after being sent, in each case to the address, email address or facsimile telephone number set forth below (or to such other address, email address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

(A) if to Purchaser, to:

inContact, Inc.

7730 South Union Park Avenue, Suite 500

Salt Lake City, UT 84047

Attention: Daniel G. Lloyd, General Counsel

Facsimile: (801) 452-7941

Email: daniel.lloyd@incontact.com

(B) if to Stockholder, to such Stockholder’s address as set forth on the signature page to this Agreement.

(c) Counterparts; Facsimile. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

(d) Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof.

(e) No Third Party Beneficiaries. This Agreement is not intended to, and shall not, confer upon any other person any rights or remedies hereunder.

(f) Assignment. This Agreement shall not be assigned by operation of law or otherwise, except that Purchaser may assign its rights and delegate its obligations hereunder to any of the Purchaser’s affiliates or subsidiaries, or to any person acquiring the Purchaser or the Survivor.

(g) Other Remedies. Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

(h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

(i) Consent to Jurisdiction. Each of the parties hereto irrevocably agrees and consents to the exclusive jurisdiction and venue of the courts in the State of Utah, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Utah for such persons and waives and covenants not to assert or plead any objection that they might otherwise have to such jurisdiction, venue and such process. Each party agrees not to commence any legal proceedings related hereto except in such courts.

I CERTIFY THAT I HAVE READ THE ENTIRE CONTENTS OF THIS AGREEMENT BEFORE SUBSCRIBING MY NAME HERETO; THAT I FULLY UNDERSTAND ALL THE TERMS, CONDITIONS AND PROVISIONS SET FORTH IN THIS AGREEMENT, THAT I HAVE RECEIVED A COPY OF THIS AGREEMENT AND THAT I HAVE HAD AN OPPORTUNITY AT MY OPTION TO HAVE THIS AGREEMENT REVIEWED BY MY ATTORNEY.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties have caused this Non-Competition and Non-Solicitation Agreement to be duly executed on the date first above written.

inContact, Inc.

By:

Name:
Title:

Stockholder

Print name of stockholder

Signature

Address:

Schedule A

Permitted Activities

Ownership, operations, and management of [, and employment with,] a call center operating under the name “ContactUS,” but not including the development or distribution from that business of any software (other than software that (1) cannot be purchased or licensed from the Purchaser or the Company or (2) is developed specifically for individual customers of ContactUS) for the operation or management of a call center.

Service as a director for a portfolio company of Edison Venture Fund VII, LP, or its affiliates, but only after obtaining the prior written approval of the Chief Executive Officer of the Purchaser.

Ownership, operations and management of Cabo Leasing, an entity that owns real estate and improvements located at 555 South Front Street, Columbus, Ohio.

Ownership, operations and management of Cancer Link, LLC, a joint venture with the Ohio State University that offers cancer treatment concierge service and cancer treatment call center services.

Ownership and director-level management of JadeTrack, LLC, an entity that offers cloud-based energy management solutions.